JOSEPH B. GLASS CPA, PC
                           Certified Public Accountant
                       3939 South Wasatch Blvd. (Suite#2)
                            Salt Lake City Utah 84124
                                  801-414-3325






To the Board of Directors
AutoTradeCenter.com Inc.

I consent to the incorporation by reference in the registration statement on Form S-1 of AutoTradeCenter.com, Inc. of my report dated February 22, 2000 relating to the balance sheet of NDSCo.com, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (October 22, 1999) to December 31, 1999


/s/ Joseph B. Glass CPA, PC

Joseph B. Glass CPA, PC

Salt Lake City, Utah
April 23, 2001